UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2007

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-800-288-3099

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2007, the registrant entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with Yama Buggy Sales and Distribution, Inc. (“Yama Sales & Distribution”) and Yama Buggy, LLC (“Yama Buggy”), pursuant to which the registrant acquired all of the issued and outstanding common stock of Yama Sales & Distribution.

In consideration of the acquisition of the issued and outstanding common stock of Yama Sales & Distribution, the registrant will issue 10,00,000 shares of its Common Stock and Common Stock Purchase Warrant to Yama Buggy.

As a result of the Agreement, Yama Sales & Distribution has become a wholly-owned subsidiary of the registrant.

Section 2 -Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 15, 2007,  the registrant closed on the Share Exchange Agreement and Plan of Reorganization with Yama Buggy  pursuant to which the registrant acquired all of the issued and outstanding common stock of Yama Sales & Distribution.

Item 9.01	Financial Statements and Exhibits

Financial statements of are not included with this initial report. Any required financial statements of the business acquired, or pro forma financial statements required by Article 11 of Regulation S-X, will be filed in a subsequent report within 71 days of the date of this initial report

Exhibit No.	Description

10.1	Share Exchange Agreement and Plan of Reorganization dated October 15, 2007.

10.2	Common Stock Purchase Warrant.

10.3	Sales and Distribution Agreement executed October 3, 2007 between Yama Buggy Sales and Distribution, Inc. and Yama Buggy, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Outdoor International, Inc.

Dated: October 17, 2007	By:	/s/ Howard Pearl
President and CEO